Exhibit 11

                   DETECTION SYSTEMS, INC. AND SUBSIDIARIES

               Consolidated Computation of Earnings Per Common
                         And Common Equivalent Share


For the Three Months Ended:                                  December 31, 1997
                                                                --------------

Net Income                                                            $(75,898)


Weighted average number of shares                                    6,047,782
Common Stock equivalent due to assumed exercise of stock options and warrants and deferred compensation plan shares

Earnings per share
 Basic                                                                  $(0.01)
 Diluted                                                                $(0.01)




For the Nine Months Ended:                                   December 31, 1997
                                                            ------------------

                                                                    $1,729,448
Net Income
 Plus:  amortization of redeemable stock                                11,984
                                                                     ---------
Net income available to common stockholders                         $1,741,432
                                                                     =========

Weighted average number of shares                                    5,164,808
Common Stock equivalent due to assumed exercise
  of stock options and warrants and deferred
  compensation plan shares*                                            397,576

Earnings per share
 Basic                                                                   $0.34
                                                                          ====
 Diluted                                                                 $0.31
                                                                          ====

*Due to losses incurred in the third quarter, the effect of shares attributed to options, warrants and deferred compensation was reduced by 195,236 in arriving at the year-to-date weighted average number of shares included in diluted earnings per share, to avoid anti-dilution.